Exhibit 99.1
For Immediate Release:
RENT-A-CENTER, INC.
ANNOUNCES CASH DIVIDEND
FOR THE FOURTH QUARTER OF 2011

Plano, Texas, September 28, 2011 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, today announced that its Board of Directors has declared a $0.16 per share cash dividend for the fourth quarter of 2011 to be paid to the Company’s common stockholders. The dividend will be paid on October 26, 2011 to common stockholders of record as of the close of business on October 10, 2011.
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Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates approximately 3,000 company-owned stores nationwide and in Canada and Puerto Rico. The stores generally offer high-quality, durable goods such as major consumer electronics, appliances, computers and furniture and accessories under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 200 rent-to-own stores operating under the trade name of “ColorTyme.”
Contact for Rent-A-Center, Inc.:
David E. Carpenter
Vice President of Investor
Relations
(972) 801-1214
david.carpenter@rentacenter.com